EXHIBIT 32.2

The following certification is provided by the undersigned Chief Financial Officer of United Financial Mortgage Corp. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

In connection with the Quarterly Report of United Financial Mortgage Corp. (the "Company") on Form 10-Q for the quarter ended July 31, 2005 as filed with the Securities and Exchange Commission on September 14, 2005 (the "Report"), I, Robert L. Hiatt, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2005	By:	/s/ Robert L. Hiatt
Robert L. Hiatt
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to United Financial Mortgage Corp. and will be retained by United Financial Mortgage Corp. and furnished to the Securities and Exchange Commission or its staff upon request.